EXHIBIT 10.3

                               SEVERANCE AGREEMENT


         This Severance Agreement is made as of this 5th day of November, 1996 by and between Terry A. Fuller, Ph.D., an individual residing in Rydal, Pennsylvania (the "Employee") and Surgical Laser Technologies, Inc., a Delaware corporation (the "Company").

         WHEREAS, the Employee currently serves as Executive Vice President and Chief Operating Officer of the Company; and

         WHEREAS, the Company and the Employee now desire to restructure their relationship effective on the date hereof in accordance with the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the sufficiency and receipt of which consideration the parties hereby acknowledge, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Resignation as Officer and Director. The Employee hereby resigns as Executive Vice President, Chief Operating Officer and as a director of the Company and as an officer and director of all subsidiaries and affiliates of the Company, effective immediately, subject to the terms and conditions of this Agreement.

         2. Change in Position for Employee. The Company and the Employee agree that the Employee shall remain an employee of the Company through January 10, 1997 and shall perform such advisory or executive level duties as are from time to time reasonably assigned to him by the President and Chief Executive Officer, provided, however, that the Employee shall vacate his current office on or before November 5, 1996 and shall hereafter be entitled to such secretarial and other administrative support as is reasonably necessary in connection with the performance of his duties as requested by the President and Chief Executive Officer. The Employee shall make available his full business time, attention and energies, to the performance of his duties as set forth in this Section 2; provided, however, that the Company shall allow the Employee ample time within which to locate and secure new employment or consulting opportunities. Upon his termination of employment, the Employee will be paid vacation earned but not taken by December 31, 1996. The Employee has loaned and/or leased certain equipment, supplies and materials to the Company. The Employee will be given adequate access to the properties of the Company to locate such items and to arrange for their removal subject to agreement with the Company.

         3. Compensation.

                  a. From the date hereof through January 10, 1997, the Employee shall continue to be compensated in an amount and in accordance with the terms on which he was being compensated immediately prior to the date hereof, which compensation shall include base salary and all fringe benefits to which the Employee was entitled immediately prior to the date hereof, including the $500,000 life insurance policy and the $500.00 per month car allowance (plus reimbursement for oil and fuel expenses).

                  b. From January 11, 1997 through January 10, 1998 (the "Severance Period"), the Company shall continue to pay the Employee his base salary of $192,102 per annum (less applicable deductions), at the same time and in the same amounts as if the Employee had remained as an employee of the Company. During the Severance Period, the Company shall also continue to provide, at no cost to the Employee and to the extent permitted by law and the terms of the applicable policies, the group medical, group dental and supplemental $500,000 life insurance benefits to which the Employee was entitled immediately prior to the date hereof unless and until the Employee becomes entitled to comparable benefits from any new employer, at which time the Company's obligations to provide the particular benefits as to which the Employee has become entitled to comparable benefits shall cease. In the event of the Employee's death prior to January 10, 1998, the payments of base salary and the provision of health insurance as set forth above shall remain unaffected and shall be made or provided to his estate, heirs or family, as the case may be.

         4. Release.

                  a. In consideration of the execution of this Agreement by the Employee and the Company, the Employee, on his behalf and all persons claiming by, through and under him including, without limitation, each and every dependent, heir, executor and administrator, together with his agents, successors, assigns and legal representatives (collectively the "Employee Parties"), hereby waive, remise, release, settle and forever discharge the Company and its subsidiaries and joint venturers, their respective affiliates, parents, subsidiaries and divisions (the "Companies"), and any current or former director, officer, agent, employee or stockholder of the Companies, together with their agents, successors, assigns and legal representatives (collectively the "Company Parties") from any and all claims, sums of money, fees, compensation, counterclaims, crossclaims, rights, demands, losses, damages, trespasses, bonds, executions, liabilities, suits, actions and causes of action against the Company Parties and each of them that any of the Employee Parties, jointly or severally, ever had, now has or may have, in law or in equity, of every nature or description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, actual or potential, which exist as of the date of this Agreement or arise in connection with the Employee's resignation as Executive Vice President, Chief Operating Officer, and as a director of the Companies or the termination of his employment as contemplated by this Agreement, in each case in whole or in part as a result of any act or omission in connection with the Employee's employment with any of the Companies and his termination from such employment, including, without limitation by reason of specification, Title VII of the Civil Rights Act of 1964, as amended, the Pennsylvania Human Relations Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, as amended, the Fair Labor Standards Act, the Americans with Disabilities Act, any other human relations or similar ordinance, any state statute or local ordinance similar to the foregoing federal acts, Pennsylvania wage payment laws or other federal or state law, including any claim of alleged discrimination, defamation, slander, libel, invasion of privacy, breach of employment contract, breach of implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress or wrongful discharge, up to the date of this Agreement.

                  b. In consideration of the execution of this Agreement by the Employee and the Company, the Companies hereby waive, remise, release, settle and forever discharge the Employee Parties from any and all claims, sums of money, fees, compensation, counterclaims, crossclaims, rights, demands, losses, damages, trespasses, bonds, executions, liabilities, suits, actions and causes of action against the Employee Parties and each of them that any of the Company Parties, jointly or severally, ever had, now has or may have, in law or in equity, of every nature or description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, actual or potential, which exist as of the date of this Agreement or arise in connection with the Employee's resignation as Executive Vice President, Chief Operating Officer, and as a director of the Companies or the termination of his employment as contemplated by this Agreement, in each case in whole or in part as a result of any act or omission in connection with the Employee's employment with any of the Companies or the resignation from such employment.

                  c. The releases contained in Section 4(a)-(b) hereof shall not apply to any claims that either party hereto may have against the other arising out of such party's performance under this Agreement.

         5. No Wrongdoing. Each party denies any wrongdoing or liability whatsoever to the other party hereto, and the execution of this Agreement by each party hereto does not constitute an admission of any liability whatsoever to the other party hereto under statutory or common law.

         6. Advice of Counsel. The Employee acknowledges that the Company advised him to consult with an attorney prior to executing this Agreement and that he has had the advice of counsel in reviewing and executing this Agreement. The Employee further acknowledges that he has read this Agreement and understands all of its terms and that his execution of this Agreement has not been induced by any representations, statements, warran ties or agreements other than those expressed or referred to herein. The Employee acknowledges that he has executed this Agreement knowingly and voluntarily, with full knowledge of its significance.

         7. Review Period. The Employee acknowledges that the Company has advised him that he has 21 days from receipt of this Agreement to consider it. In the event the Employee signs this Agreement before the expiration of the twenty-one day review period, he explicitly agrees hereby to waive the opportunity to use the full review period. The provisions of Sections 2, 3 and 4 of this Agreement shall become effective seven days following the date of the Employee's signature unless the Company shall have actually received, within such seven-day period, written notice from the Employee of his revocation of the agreements set forth in such Sections 2, 3 and 4.

         8. Entire Agreement. This Agreement and the Confidentiality and Noncompetition Agreement between the Company and the Employee dated June 6, 1990, as amended on April 28, 1994 (the "Confidentiality Agreement") collectively set forth the entire agreement between the Employee and the Company with respect to the subject matter hereof and thereof, except as and to the extent specifically referenced herein, supersede all prior agreements or understandings, except those relating to stock options, between the Employee and any of the Companies. The Company and the Employee agree that the Confidentiality Agreement shall not be interpreted as precluding the Employee from working for or with an entity that develops, manufactures, markets or sells non-laser surgical products. The Company expressly acknowledges that the License Agreement dated May 31, 1994 between the Company and Fuller Research Corporation is neither an agreement between the Employee and the Company nor related to the subject matter hereof or of the Confidentiality Agreement and, as such, shall survive the execution of this Agreement in accordance with the terms thereof.

         9. Unenforceability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause performance of this Agreement to be unreasonable.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         11. Successors and Assigns. This Agreement shall not be assignable by either party without the prior written consent of the other party hereto, except that the Company may assign its rights and obligations hereunder to any successor in interest to all or substantially all of the Company's business. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the legal representatives, permitted assigns and heirs of the Employee.

         12. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third of whom shall be appointed by the first two arbitrators. If either party fails to select an arbitrator within 30 days after written notice of demand for arbitration from the other, the other party may have such arbitrator appointed by the American Arbitration Association. If the first two arbitrators cannot agree on the appointment of a third arbitrator within 30 days after their selection, then the third arbitrator shall be appointed by the American Arbitration

Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction hereof. In the event that it shall be necessary or desirable for the Company and/or the Employee to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of either party's rights under this Agreement, each party shall bear its own costs and expenses in connection with the enforcement of its rights (including the enforcement of any arbitration award in court), regardless of the final outcome.


         IN WITNESS WHEREOF, the undersigned have executed this Severance Agreement as of the day and year first above written.


                                         SURGICAL LASER TECHNOLOGIES, INC.


                                         By: /s/ W. Keith Stoneback
                                             ------------------------------
                                             W. Keith Stoneback, President



                                             /s/ Terry A. Fuller, Ph.D
                                             ------------------------------
                                             Terry A. Fuller, Ph.D.